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                                                                  EXHIBIT (a)(8)

                            NORTHSTAR ADVANTAGE TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST
                           AND REDESIGNATION OF SERIES

The undersigned being all of the trustees of trustees of Northstar Advantage Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section
8.3 and Section 5.11 of the Trust's Declaration of Trust dated August 18, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 thereof and to redesignate each existing series of the Trust, as follows:

         1. Section. 1.1 of the Declaration of Trust, executed on August 18, 1993, as amended, is hereby amended to read in its entirety as follows:

Section 1.1 Name. The name of the Trust created hereby is "Northstar Trust".

         2. The two (2) existing Series of file Trust are redesignated as follows:

         (a) The "Northstar Advantage High Total Return Fund" is redesignated the
                       "NORTHSTAR HIGH TOTAL RETURN FUND".

         (b) The "Northstar Advantage Income and Growth Fund" is redesignated the
                      "NORTHSTAR INCOME AND GROWTH FUND".

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: August 1, 1996

/s/ John G. Turner                                      /s/ Mark L. Lipson
----------------------------                            ------------------------
    John G. Turner                                          Mark L. Lipson

/s/ Paul S. Doherty                                     /s/ Robert B. Goode, Jr.
----------------------------                            ------------------------
    Paul S. Doherty                                         Robert B. Goode, Jr.

/s/ David W. Wallace                                    /s/ Walter May
----------------------------                            ------------------------
    David W. Wallace                                        Walter May

/s/ David W.C. Putnam                                   /s/ Alan L. Gosule, Esq.
----------------------------                            ------------------------
    David W.C. Putnam                                       Alan L. Gosule, Esq.

/s/ John R. Smith
----------------------------
    John R. Smith